UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 22, 2008

BAY BANKS OF VIRGINIA, INC.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-22955	54-1838100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Kilmarnock, Virginia 22482

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 435-1171

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Bay Banks of Virginia, Inc. (OTCBB: BAYK, the “Company”), parent company of Bank of Lancaster and Bay Trust Company, announced the election of Allen C. Marple as Chairman of its Board of Directors effective February 22, 2008. Mr. Marple, who has served on the Company’s Board since March of 2005, succeeds Robert J. Wittman. Mr. Wittman was elected to the U. S. Congress in a special election held in December of 2007 to fill the seat left vacant by the death of Representative Jo Ann Davis. Although Mr. Wittman will continue to serve on the Board of Directors of Bay Banks of Virginia, Inc., the responsibilities of a U. S. Congressman prevent him from being able to devote the time required for the role of Chairman.

Allen Marple has served as a director of Bay Trust Company since April of 2003, and is currently Chairman of its Board. He also serves on the Board of the Bank of Lancaster, a position he has held since April of 2005. Before his retirement, Mr. Marple was the President of Spectrum Investments, Inc., in Toronto, Canada.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY BANKS OF VIRGINIA, INC.

	By:	/s/ Austin L. Roberts, III
Austin L. Roberts, III
President and CEO
February 26, 2008

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